UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 2, 2015, Visa Inc., a Delaware corporation (the “Company”), and Visa Europe Limited, a company incorporated under the laws of England and Wales (“Visa Europe”), entered into a Transaction Agreement, dated as of such date (the “Transaction Agreement”), pursuant to which the Company and Visa Europe agreed on the terms and conditions of the Company’s acquisition of 100% of the share capital of Visa Europe (the “Transaction”). The Transaction Agreement provides that, subject to the terms and conditions thereof, the Company will pay, (a) at the closing of the Transaction (the “Closing”), up-front consideration of (i) €11.5 billion in cash and (ii) preferred stock of the Company convertible into class A common stock, par value $0.0001 per share of the Company (the “Class A Common Stock”) or Class A Equivalent Preferred Stock (defined below) valued at approximately €5.0 billion (based on the average price of the Class A Common Stock and the Euro/Dollar exchange rate for the 30 trading days ended October 19, 2015), and (b) at the end of sixteen fiscal quarters post-Closing, contingent consideration of up to €4.0 billion (plus interest of up to an additional approximately €0.7 billion), determined based on the achievement of specified net revenue levels during such post-Closing period, as compared to agreed-upon benchmark levels.* The board of directors of the Company and Visa Europe have each unanimously supported the Transaction Agreement and the matters contemplated thereby, including the Transaction. The Closing is currently expected to occur in the Company’s fiscal third quarter of 2016.

Transaction Agreement and Option Amendment

The Transaction Agreement provides for the Transaction to be effected pursuant to the exercise of Visa Europe’s put option under the Put-Call Option Agreement, dated as of October 1, 2007, between the Company and Visa Europe (the “Option Agreement”). In connection with the execution of the Transaction Agreement, the Company and Visa Europe have amended the Option Agreement, pursuant to Amendment No. 1 to the Option Agreement, dated November 2, 2015 (the “Option Amendment”), to align the terms on which Visa Europe may exercise its rights under the Option Agreement with the terms of the Transaction Agreement, including to reflect the economic terms and timing set forth in the Transaction Agreement. If the Transaction Agreement is terminated without completion of the Transaction, the Option Agreement will revert to its unamended form.

Subject to specified exceptions, Visa Europe has agreed, among other things, to conduct its business in the ordinary course between the execution of the Transaction Agreement and the Closing and not to engage in certain kinds of transactions during that period. In addition, each of the parties has agreed to use all reasonable efforts to take all actions reasonably necessary to consummate the Transaction, including to obtain the required antitrust approvals.

The obligations of the Company and Visa Europe to complete the Transaction are subject to customary conditions, including, among others, (a) receipt of necessary regulatory approvals, (b) absence of any material adverse effect on Visa Europe or the Company since September 30, 2014, (c) absence of legal restraints that prohibit the Closing, (d) the Loss Sharing Agreement (described below) remaining in full force and effect and the Litigation Management Deed (described below) having been fully executed and remaining in full force and effect, (e) compliance by each party in all material respects with its obligations in the Transaction Agreement, and (f) Visa Europe holding the full power and authority to effect the transfer to the Company of 100% of the Visa Europe shares and to execute and deliver the requisite transfer documents.

* At the initial conversion rate for the Visa Inc. preferred stock, the shares of Visa Inc. preferred stock issued in the transaction will be convertible into an aggregate of 78,654,400 shares of Class A Common Stock, valued at approximately €5.0 billion based on the average trading price of the Class A Common Stock of $71.68, and the average Euro/Dollar exchange rate of 1.12750, each for the 30 trading days ended October 19, 2015.

The Transaction Agreement may be terminated by the Company or Visa Europe, subject to specified exceptions, if the Transaction is not consummated by August 2, 2016, or if legal restraints that prohibit the Closing have become final and non-appealable.

The foregoing summary of the Transaction Agreement and the Option Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Transaction Agreement and the Option Amendment, which are filed as Exhibits 2.1 and 2.2 to this current report on Form 8-K, respectively.

Preferred Stock

In connection with the Transaction, the Board of Directors of the Company has authorized the creation of three new series of preferred stock of the Company: (1) the Series A Convertible Participating Preferred Stock, par value $0.0001 per share, which is designed to be economically equivalent to the Class A Common Stock (the “Class A Equivalent Preferred Stock”), (2) the Series B Convertible Participating Preferred Stock, par value $0.0001 per share (the “UK&I Preferred Stock”) and (3) the Series C Convertible Participating Preferred Stock, par value $0.0001 per share (the “Europe Preferred Stock”). The designation of each such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions of the shares of each series are set forth in the respective forms of the Certificate of Designations for each series (collectively, the “Certificates of Designations”).

The Transaction Agreement provides that, subject to the terms and conditions thereof, at the Closing the Company will issue 2,480,500 shares of UK&I Preferred Stock to those of Visa Europe’s member financial institutions in the United Kingdom and Ireland that are entitled to receive preferred stock at the Closing, and 3,157,000 shares of Europe Preferred Stock to those of Visa Europe’s other member financial institutions that are entitled to receive preferred stock at the Closing. Subject to the reduction in conversion rates described below, the UK&I Preferred Stock will be convertible into a number of shares of the Class A Common Stock or Class A Equivalent Preferred Stock valued at approximately €2.2 billion (based on the average price of the Class A Common Stock and the Euro/Dollar exchange rate for the 30 trading days ended October 19, 2015) and the Europe Preferred Stock will be convertible into a number of shares of the Class A Common Stock or Class A Equivalent Preferred Stock valued at approximately €2.8 billion (based on the average price of the Class A Common Stock and the Euro/Dollar exchange rate for the 30 trading days ended October 19, 2015).

The UK&I Preferred Stock and the Europe Preferred Stock will be convertible into shares of the Class A Common Stock or Class A Equivalent Preferred Stock, at an initial conversion rate of 13.952 shares of Class A Common Stock for each share of UK&I Preferred Stock and Europe Preferred Stock. The conversion rates may be reduced from time to time to offset certain liabilities, if any, which may be incurred by the Company, Visa Europe or their affiliates as a result of certain existing and potential litigation relating to the setting of multilateral interchange fee rates in the Visa Europe territory. Additionally, the shares of UK&I Preferred Stock and Europe Preferred Stock will be subject to restrictions on transfer and may become convertible in stages based on developments in the existing and potential litigation. The shares of UK&I Preferred Stock and Europe Preferred Stock will become fully convertible on the 12th anniversary of Closing, subject only to a holdback to cover any then-pending claims.

The foregoing summary of the terms of the Preferred Stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of each of the Certificates of Designations, which are filed as Exhibits 3.1, 3.2 and 3.3 to this current report on Form 8-K.

Loss Sharing Agreement and Litigation Management Deed

On November 2, 2015, the Company, Visa Europe and certain of Visa Europe’s member financial institutions located in the United Kingdom (the “UK LSA Members”) entered into a Loss Sharing Agreement (the “Loss Sharing Agreement”), dated as of such date, pursuant to which each of the UK LSA Members has agreed, on a several and not joint basis, to compensate the Company for certain losses which may be incurred by the Company, Visa Europe or their affiliates as a result of certain existing and potential litigation relating to the setting and implementation of domestic multilateral interchange fee rates in the United Kingdom, subject to the terms and conditions set forth therein and, with respect to each UK LSA Member, up to a maximum amount of the up-front cash consideration to be received by such UK LSA Member. The UK LSA Members’ obligations under the Loss Sharing Agreement are conditional upon, among other things, the Closing occurring, and additionally upon either (a) losses valued at in excess of the sterling equivalent (at Closing) of €1,000,000,000 having arisen in claims relating to UK domestic multilateral interchange fees (with such losses being recoverable through reductions in the conversion rate of the UK&I Preferred Stock), or (b) the conversion rate of the UK&I Preferred Stock having been reduced to zero pursuant to losses arising in claims relating to multilateral interchange fee rate setting in the Visa Europe territory, as described above.

The foregoing summary of the Loss Sharing Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Loss Sharing Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Prior to the Closing, the Company and the other parties thereto will enter into a Litigation Management Deed (the “Litigation Management Deed”), which will set forth the agreed upon procedures for the management of the existing and potential litigation (described above) relating to the setting and implementation of multilateral interchange fee rates in the Visa Europe territory (“Covered Claims”), the allocation of losses resulting from the Covered Claims, and any accelerated conversion or reduction in the conversion rate of the shares of UK&I Preferred Stock and Europe Preferred Stock. Subject to the terms and conditions sets forth therein, the Litigation Management Deed provides that the Company will generally control the conduct of the Covered Claims, subject to certain obligations to report and consult with newly established litigation management committees. The litigation management committees, which will be composed of representatives of certain Visa Europe members, will also be granted consent rights to approve certain material decisions in relation to the Covered Claims.

The foregoing summary of the Litigation Management Deed does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of the Litigation Management Deed, which is filed as Exhibit 10.2 to this current report on Form 8-K.

Item 8.01	Other Events.

On November 2, 2015, the Company issued a press release and investor presentation regarding the Transaction. Copies of the press release and the investor presentation are filed as Exhibits 99.1 and 99.2 to this current report on Form 8-K, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Transaction Agreement, dated as of November 2, 2015, between Visa Inc. and Visa Europe Limited†

2.2	Amendment No. 1 to the Visa Europe Put-Call Option Agreement, dated November 2, 2015, by and between Visa Inc. and Visa Europe Limited

3.1	Form of Certificate of Designations of Series A Convertible Participating Preferred Stock of Visa Inc.

3.2	Form of Certificate of Designations of Series B Convertible Participating Preferred Stock of Visa Inc.

3.3	Form of Certificate of Designations of Series C Convertible Participating Preferred Stock of Visa Inc.

10.1	Loss Sharing Agreement, dated as of November 2, 2015, among the UK Members listed on Schedule 1 thereto, Visa Inc. and Visa Europe Limited

10.2	Form of Litigation Management Deed, among the VE Member Representative, Visa Inc., Visa Europe Limited, the LMC Appointing Members to be listed on Schedule 1 thereto, the UK&I DCC Appointing Members to be listed on Schedule 2 thereto and the Europe DCC Appointing Members to be listed on Schedule 3 thereto

99.1	Press Release issued by Visa Inc., dated November 2, 2015

99.2	Investor Presentation of Visa Inc., dated November 2, 2015

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

Cautionary Statement Concerning Forward-Looking Statements

This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are identified by words such as “expects,” “intends,” “plans,” “predicts,” “estimates,” “may,” “will,” “could,” “potential,” “ongoing,” and other similar expressions. Examples of forward-looking statements include, but are not limited to, statements the Company makes about the expected date of closing of the acquisition, the potential benefits of the transaction, the Company’s clients’ experience, the Company’s ability to create value, the transaction’s creation of scale, efficiencies and financial strength, the nature of the transaction’s financing, the Company’s plans regarding the repurchase of its Class A Common Stock, the Company’s leverage, the Company’s ability to pursue future growth opportunities, the Company’s investment credit ratings, the Company’s earnings per share, benefits from revenue synergies, cost savings, tax savings, transaction costs and increased repurchases of its Class A Common Stock, and the nature of current or future litigation.

By their nature, forward-looking statements: (i) speak only as of the date they are made; (ii) are not statements of historical fact or guarantees of future performance; and (iii) are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from the Company’s forward-looking statements due to a variety of factors, including the following: the risk that the transaction may not be consummated; the risk that Visa Europe’s business will not be successfully integrated with the Company’s business; costs associated with the acquisition; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; the impact of laws, regulations and marketplace barriers; developments in litigation and government enforcement, including those affecting interchange reimbursement fees, antitrust and tax; new lawsuits, investigations or proceedings, or changes to the Company’s potential exposure in connection with pending lawsuits, investigations or proceedings; economic factors; industry developments, such as competitive pressure, rapid technological developments and disintermediation from the Company’s payments network; system developments; the loss of organizational effectiveness or key employees; the failure to integrate other acquisitions successfully or to effectively develop new products and businesses; natural disasters, terrorist attacks, military or political conflicts, and public health emergencies; and various other factors, including those most fully described in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and its subsequent reports on Forms 10-Q and 8-K.

You should not place undue reliance on such statements. Except as required by law, the Company does not intend to update or revise any forward-looking statements as a result of new information, future developments or otherwise.

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities. The convertible preferred stock of the Company will be issued only pursuant to the terms of the transaction’s definitive agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.
Date: November 2, 2015

	By:	/s/ Charles W. Scharf

Charles W. Scharf Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Transaction Agreement, dated as of November 2, 2015, between Visa Inc. and Visa Europe Limited†

2.2	Amendment No. 1 to the Visa Europe Put-Call Option Agreement, dated November 2, 2015, by and between Visa Inc. and Visa Europe Limited

3.1	Form of Certificate of Designations of Series A Convertible Participating Preferred Stock of Visa Inc.

3.2	Form of Certificate of Designations of Series B Convertible Participating Preferred Stock of Visa Inc.

3.3	Form of Certificate of Designations of Series C Convertible Participating Preferred Stock of Visa Inc.

10.1	Loss Sharing Agreement, dated as of November 2, 2015, among the UK Members listed on Schedule 1 thereto, Visa Inc. and Visa Europe Limited

10.2	Form of Litigation Management Deed, among the VE Member Representative, Visa Inc., Visa Europe Limited, the LMC Appointing Members to be listed on Schedule 1 thereto, the UK&I DCC Appointing Members to be listed on Schedule 2 thereto and the Europe DCC Appointing Members to be listed on Schedule 3 thereto

99.1	Press Release issued by Visa Inc., dated November 2, 2015

99.2	Investor Presentation of Visa Inc., dated November 2, 2015

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.